Exhibit 99.2

Dear Shareholder:

We are pleased to send you this Information Statement about our spin-off of Total System Services, Inc. (“TSYS”). The Information Statement provides you with important information concerning:

•	the U.S. federal income tax treatment of the TSYS shares you will receive,

•	how we determined the number of shares you will receive,

•	how fractional shares will be treated,

•	a brief description of the background of the spin-off and the business of TSYS, and

•	how you can obtain additional information about these matters.

We are confident that the spin-off is in the best interests of Synovus, TSYS and you, our shareholders. This event comes as Synovus celebrates 35 years as a holding company. Throughout our history, we have demonstrated the ability to make significant decisions that resulted in growth, strong performance and value for our shareholders. We believe this decision will prove just as wise and is occurring at a critical time in Synovus’ and TSYS’ histories when opportunities for growth can best be leveraged as separate companies. In the future, TSYS and Synovus will each have greater strategic flexibility to expand within their respective areas of payments processing and banking.

Synovus’ key competitive strengths — our people, our delivery model and our Southeastern market presence — help separate us from the competition. Our most unique advantage — a customer-centric, decentralized delivery model — provides the opportunity to be more responsive than our peers. This structure, through its 37 separately-chartered and locally-branded banks and financial management services companies, empowers our financial services experts to make market-based decisions driven by our customers’ needs. This approach enables us to successfully marry the customer’s desire for high-service, relationship banking with the products, resources and expertise of a $34 billion asset financial services company.

The financial services industry is currently working through challenges created by excesses in the housing market. As a group, performance has been negatively impacted and stock prices even more. We are confident that our diversification strategies and risk management practices at Synovus will position us for continued success. As we address opportunities for improvement, our primary objectives will be to make our existing customers successful and attract greater numbers of new customers. Our goal is to be the premier regional bank in the Southeast, and your support is most appreciated.

Sincerely,

Richard E. Anthony

INFORMATION STATEMENT

Spin-off of
Total System Services, Inc.
Through the Distribution
by
Synovus Financial Corp.
of 159,630,980 Shares of
Total System Services, Inc. Common Stock
to
Synovus Common Shareholders

We are sending you this Information Statement because we are spinning off our indirect interest in Total System Services, Inc. (“TSYS”) to the holders of Synovus common stock. Currently, our wholly owned subsidiary Columbus Bank and Trust Company (“CB&T”) owns 159,630,980 shares of common stock, par value $.10 per share, of TSYS. CB&T will initially distribute these shares to us, and we will then distribute the shares to the holders of Synovus common stock. We are effecting this spin-off by distributing .484 of a share of TSYS common stock as a dividend on each share of Synovus common stock outstanding as of 5:00 p.m. Eastern time on December 18, 2007. The dividend will be distributed on December 31, 2007 to holders of record of Synovus common stock at 5:00 p.m. Eastern time on December 18, 2007.

In addition, in connection with the spin-off, TSYS has declared a pre-spin special cash dividend of $3.0309 per share to the holders of record of TSYS common stock on December 17, 2007. You will not participate in this dividend through the TSYS shares to be distributed to you in the spin-off.

TSYS provides electronic payment processing and related services to financial and nonfinancial institutions throughout the United States and internationally. TSYS’ core processing services include processing consumer, retail, commercial, government services, stored value and debit cards. TSYS also offers optional value added products and services, including risk management tools and techniques, such as credit evaluation, fraud detection and prevention and behavior analysis tools. In addition, TSYS offers revenue enhancement tools and customer retention programs, such as loyalty programs and bonus rewards. On October 25, 2007, the Synovus Board of Directors determined that it would be in the best interests of Synovus shareholders to spin off our interest in TSYS. Following this spin-off, we will no longer own any shares of TSYS, and TSYS will be a fully independent, publicly-traded company. No vote of Synovus shareholders is required in connection with the TSYS spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains information about the terms of the spin-off, certain tax consequences of the spin-off, TSYS and TSYS’ common stock, for your information only. You may also visit our website at http://www.synovus.com.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the TSYS common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is December 19, 2007.

QUESTIONS AND ANSWERS REGARDING THE SPIN-OFF OF TSYS COMMON STOCK

1. I own shares of Synovus common stock. What will I receive as a result of the spin-off? We will distribute .484 of a share of TSYS common stock for each share of Synovus common stock outstanding as of the record date for the distribution, subject to adjustment as provided herein. The distribution ratio is based on the number of TSYS shares indirectly owned by us divided by the number of Synovus shares outstanding as of the close of business on the record date.

2. What do I need to do to receive my TSYS shares? No action is required by Synovus shareholders to receive their TSYS common stock.

3. What is the record date for the distribution, and when will the distribution occur? The record date is December 18, 2007, and ownership is determined as of 5:00 p.m. Eastern time on that date. Shares of TSYS common stock will be distributed on December 31, 2007. We refer to this date as the distribution date.

4. If I sell my shares of Synovus common stock before the distribution date, will I still be entitled to receive TSYS shares in the distribution? If you sell your shares of Synovus common stock prior to or on the distribution date, you may also be selling your right to receive shares of TSYS common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your Synovus common stock prior to or on the distribution date.

5. How will the spin-off affect the number of shares of Synovus common stock I currently hold? The number of shares of Synovus common stock held by you will be unchanged. On the distribution date, you will receive .484 of a share of TSYS common stock for each share of Synovus common stock that you owned on the record date, subject to adjustment as provided herein. The market value of each share of Synovus common stock, however, is expected to adjust to reflect the spin-off and the loss of the value represented by the distributed shares of TSYS common stock.

6. What are the tax consequences of the distribution to Synovus shareholders? We have received an opinion from outside legal counsel to the effect that the distribution will be tax-free to Synovus shareholders for U.S. federal income tax purposes, except for any cash received in lieu of a fractional share of TSYS common stock. You should consult your own tax advisor regarding the particular consequences of the distribution to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws. We will provide our U.S. shareholders with information to enable them to compute their tax basis in both Synovus and TSYS shares. This information will be posted on our website, http://www.synovus.com, on or before January 10, 2008.

7. When will I receive my TSYS shares? Will I receive a stock certificate for TSYS shares distributed as a result of the spin-off? Registered holders of Synovus common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of TSYS common stock. For additional information, registered shareholders should contact Synovus’ transfer agent, BNY Mellon Shareowner Services, at 1-800-503-8903. If, after the spin-off has occurred, you would like to receive physical certificates evidencing your TSYS shares, please contact TSYS’ transfer agent. See “TSYS’ Transfer Agent,” on page 11.

8. What if I hold my shares through a broker, bank or other nominee? Synovus shareholders who hold their shares through a broker, bank or other nominee will have their brokerage account credited with TSYS common stock. For additional information, those shareholders should contact their broker or bank directly.

9. What if I have stock certificates reflecting my shares of Synovus common stock? Should I send them to the transfer agent or to Synovus? No, you should not send your stock certificates to the transfer agent or to us. You should retain your Synovus stock certificates. No certificates representing your shares of TSYS common stock will be mailed to you. TSYS common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

10. If I am enrolled in the Synovus dividend reinvestment plan, will the TSYS shares I receive in the distribution be automatically enrolled in the TSYS dividend reinvestment plan? Yes. If you elected to have your Synovus cash dividends applied toward the purchase of additional Synovus shares, the TSYS shares you receive in the distribution will be automatically enrolled in the TSYS dividend reinvestment plan sponsored by BNY Mellon Shareowner Services (TSYS’ transfer agent), unless you notify BNY Mellon Shareowner Services that you do not want to reinvest any TSYS cash dividends in additional TSYS shares. Contact information for the TSYS plan sponsor (BNY Mellon Shareowner Services) is provided on page 11 of this Information Statement.

INFORMATION ABOUT THE SPIN-OFF

The Spin-off

On October 25, 2007, the Synovus Board of Directors approved our entry into an Agreement and Plan of Distribution relating to the spin-off of our indirect interest in TSYS to holders of Synovus common stock. As of such date, we indirectly held 159,630,980 shares of TSYS common stock through Columbus Bank and Trust Company (“CB&T”), our wholly owned subsidiary. To effect this spin-off, CB&T will initially distribute these shares to us, and we will then distribute these shares to the holders of Synovus common stock. These shares represent approximately 80.6% of the outstanding TSYS common stock. The dividend will be distributed on December 31, 2007, in the amount of .484 of a share of TSYS common stock for each share of Synovus common stock outstanding on the record date as described below.

In addition, in connection with the spin-off, TSYS has declared a pre-spin special cash dividend of $3.0309 per share to the holders of record of TSYS common stock on December 17, 2007. You will not participate in this dividend through the TSYS shares to be distributed to you in the spin-off.

You will not be required to pay any cash or other consideration for the whole shares of TSYS common stock distributed to you or to surrender or exchange your shares of Synovus common stock to receive the dividend of TSYS common stock.

The Number of Shares You Will Receive

For each share of Synovus common stock that you owned at 5:00 p.m. Eastern time on December 18, 2007, the record date, you will be entitled to receive that number of shares equal to the quotient obtained by dividing the total number of shares of TSYS common stock to be distributed in the spin-off by the number of shares of Synovus common stock outstanding at 5:00 p.m. Eastern time on the record date. Thus, the following equation determines the number of shares of TSYS common stock you will be entitled to receive for each share of Synovus common stock you hold:

Total number of shares of TSYS common stock to be distributed in the spin-off	=	159,630,980	=	.484

Number of shares of Synovus common stock		329,812,784
outstanding as of 5:00 p.m., Eastern time, on the record date

Based on the number of shares of Synovus common stock outstanding as of 5:00 p.m. Eastern time on December 18, 2007, you will be entitled to receive .484 of a share of TSYS common stock for each share of Synovus common stock you owned at 5:00 p.m. Eastern time on the record date. The distributed shares of TSYS common stock will be fully paid and non-assessable and have no preemptive rights.

Trading On or Prior to the Distribution Date

Through market close on December 31, 2007, the distribution date, there will be two markets in Synovus common stock, a “regular way” market and an “ex-distribution” market. Shares that trade on the regular way market will trade with an entitlement to shares of TSYS common stock distributed pursuant to the spin-off. Shares that trade on the ex-distribution market will trade without an entitlement to shares of TSYS common stock distributed pursuant to the spin-off. Therefore, if you owned shares of Synovus common stock at 5:00 p.m. Eastern time on the record date, and sell those shares on the regular way market prior to market close on December 31, 2007, the distribution date, you will also be trading the shares of TSYS common stock that would have been distributed to you pursuant to the spin-off. If you sell those shares of Synovus common stock on the ex-distribution market prior to the distribution date, you will still receive the shares of TSYS common stock that were to be distributed to you pursuant to your ownership of the shares of Synovus common stock.

Furthermore, through market close on the distribution date there will be two markets in TSYS common stock, a “regular way” market and a “when-issued” market. The regular way market is the market that has historically existed for the outstanding shares of TSYS not held by Synovus. The when-issued market is a market for shares of TSYS common stock that will be distributed to Synovus shareholders on the distribution date. If you owned shares of Synovus common stock at 5:00 p.m. Eastern time on the record date, then you are entitled to shares of TSYS common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of TSYS common stock, without the shares of Synovus common stock you own, on the when-issued market.

When and How You Will Receive the Dividend

We will distribute the dividend on December 31, 2007 by releasing our shares of TSYS common stock to be distributed in the spin-off to BNY Mellon Shareholder Services, our transfer agent. The transfer agent will cause the shares of TSYS common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders.  If you are the registered holder of Synovus common stock and hold your Synovus common stock either in physical form or in book-entry form, the shares of TSYS common stock distributed to you will be registered in your name, and you will become the holder of record of that number of shares of TSYS common stock.

“Street Name” Holders.  Many Synovus shareholders have Synovus common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf. For shareholders who hold their Synovus common stock in an account with a bank or brokerage firm, the TSYS common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with your bank or broker with the shares of TSYS common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after December 31, 2007, the distribution date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of TSYS common stock credited to your account.

Fractional Shares.  We will not distribute any fractional shares of TSYS common stock to Synovus shareholders. Instead, the transfer agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. TSYS will pay all expenses incurred by the transfer agent in connection with such sale, including brokerage commissions. The transfer agent, in its sole discretion, without any influence by TSYS or us, will determine when, how, through which broker-dealer and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System.  TSYS common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of TSYS common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of TSYS common stock. If, at any time after the spin-off has occurred, you want to receive a physical certificate evidencing your whole shares of TSYS common stock, you may do so by contacting TSYS’ transfer agent. Contact information for TSYS’ transfer agent is provided on page 11 of this Information Statement. The transfer agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after December 31, 2007, the distribution date. You can obtain more information regarding the direct registration system by contacting TSYS’ transfer agent. If you are entitled to receive less than one share of TSYS common stock in the distribution, a check will be included with your account statement. We currently estimate that it will take two to three weeks from the distribution date for the transfer agent to complete these mailings.

Employee Options and Stock-Based Plans

Options to purchase shares of Synovus common stock held by a TSYS employee or a Synovus employee who becomes a TSYS employee at the time of the spin-off will be replaced with new options to purchase shares of TSYS common stock, effective as of the date of the distribution. The framework approved by the respective boards of directors of Synovus and TSYS contemplates that the number of shares of TSYS common stock underlying the TSYS options and the exercise price of those options will be determined in accordance with rules designed to ensure that the intrinsic value of the TSYS options (i.e., the difference, at the time of the spin-off, between the value of the stock underlying the options and the aggregate exercise price of such options) after the distribution will not exceed that of the converted Synovus options before the distribution.

The exercise price of, and number of shares of Synovus common stock underlying, options to purchase shares of Synovus common stock held by any other current or former Synovus employee will be adjusted to maintain the aggregate intrinsic value of the options, pursuant to the terms of the applicable Synovus equity incentive plan, taking into account the change in the value of the underlying Synovus common stock as a result of the distribution.

The number of shares of TSYS or Synovus common stock, as the case may be, subject to converted options will be rounded down to the nearest whole share, and the per-share exercise price will be rounded up to the nearest whole cent, in accordance with IRS rules.

Shares of Synovus restricted stock outstanding at the time of the distribution will be treated the same as other outstanding shares of Synovus common stock, with the holder receiving a dividend of TSYS common stock in the distribution that will be subject to the same restrictions as the related Synovus restricted stock.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to us, TSYS and holders of Synovus common stock of the distribution of the TSYS common stock. This summary is not a complete description of those consequences and, in particular, may not address U.S. federal income tax considerations that affect the treatment of a shareholder who is not a citizen or resident of the United States, a shareholder who acquired Synovus common stock as compensation or a shareholder subject to special treatment under the Internal Revenue Code (for example, insurance companies, financial institutions, dealers in securities or tax-exempt organizations). Your individual circumstances may affect the tax consequences of the distribution of the TSYS common stock to you. In addition, no information is provided herein with respect to tax consequences under applicable foreign, state, local or other laws, other than U.S. federal income tax laws. Further, this summary is based upon provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings and judicial decisions in effect as of the date of this Information Statement. Future legislative, administrative or judicial changes or interpretations could affect the accuracy of the statements set forth herein, and could apply retroactively. All shareholders are advised to consult their own tax advisors as to the specific tax consequences of the distribution of TSYS common stock to them.

Tax-Free Status of the Spin-off.  We have received an opinion of our counsel, King & Spalding LLP, stating that our distribution of TSYS common stock in connection with the spin-off will qualify as a transaction described in Section 355 of the Internal Revenue Code. This means that for U.S. federal income tax purposes:

•	Synovus common shareholders will not recognize any income, gain or loss by reason of the receipt of whole shares of TSYS common stock as a result of the spin-off; and

•	Synovus will not recognize any income, gain or loss with respect to shares of TSYS common stock distributed in the spin-off.

The opinion of King & Spalding LLP is not binding on the Internal Revenue Service or the courts. Accordingly, no complete assurance can be given that the Internal Revenue Service or the courts will agree with the opinion. Further, the opinion of King & Spalding LLP is subject to certain assumptions and is based on the accuracy and completeness of certain representations made by TSYS and by us. We are not aware of any facts or circumstances that would cause any of these assumptions or representations to be incorrect or incomplete. Nevertheless, if any of these assumptions or representations is incorrect or incomplete in any material respect, the conclusions set forth in the opinion may not be correct, and the spin-off could be taxable.

Subsequent Sale of Stock.  If you sell your shares of TSYS common stock or Synovus common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under “Allocation of Tax Basis.” This gain or loss will be a capital gain or loss, assuming that you held your shares as a capital asset, and will be a long-term or short-term gain or loss based on the holding period for your shares as described below under “Holding Period.”

Allocation of Tax Basis.  Following the spin-off, the aggregate tax basis of your shares of Synovus common stock and TSYS common stock, including any fractional shares treated as having been sold for cash as described below, will be the same as the aggregate tax basis of your shares of Synovus common stock immediately prior to the spin-off. This aggregate tax basis will be allocated between your TSYS common stock and Synovus common stock in proportion to their relative fair market values as of the distribution date. We will provide our U.S. shareholders with information to enable them to compute their tax basis in both Synovus and TSYS shares. This information will be posted on our website, http://www.synovus.com, on or before January 10, 2008.

Holding Period.  The holding period of the shares of TSYS common stock that you receive as a result of the spin-off will include the holding period of your shares of Synovus common stock with respect to which your distribution of TSYS common stock will be made, provided that your shares of Synovus common stock are held as a capital asset on the distribution date.

Treatment of Fractional Shares.  If you receive cash in lieu of a fractional share of TSYS common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will recognize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Synovus common stock on which you received your distribution of TSYS common stock.

Application of Section 355(e) of the Internal Revenue Code.  Even if the distribution of TSYS common stock in connection with the spin-off otherwise qualifies as a tax-free distribution, it might be taxable to us (but not to our shareholders) under Section 355(e) of the Internal Revenue Code if 50% or more of either the total voting power or the total fair market value of the stock of Synovus or TSYS is acquired as part of a plan or series of related transactions that includes the distribution. In general, Section 355(e) will not apply to an acquisition of stock after the distribution that was not the subject of an agreement, understanding, arrangement or substantial negotiations at any time during the two-year period preceding the distribution. If Section 355(e) applies as a result of an acquisition of Synovus or TSYS stock, we would recognize a taxable gain equal to the excess of the fair market value of the TSYS common stock distributed over our adjusted tax basis in such stock.

Indemnification.  Under the tax sharing agreement entered into by and among CB&T, TSYS and us in connection with the spin-off, TSYS has agreed to indemnify us and our affiliates for any taxes resulting from, or arising in connection with, the failure of the distribution to have tax-free status solely attributable to (1) any inaccurate statement or representation of fact or intent (or omission to state a material fact) in TSYS’ representations as to the tax-free status of the distributions under the tax sharing agreement, (2) any inaccurate statement or representation of fact or intent (or omission to state a material fact) in a certificate that was provided by TSYS in connection with the opinion of King & Spalding LLP described above or (3) any action or omission by TSYS or any of its affiliates after the date of the tax sharing agreement, including an acquisition of TSYS resulting in the application of Section 355(e).

State, Local and Foreign Tax Consequences.  You should consult your own tax advisor regarding the state, local and foreign tax consequences, if any, of your receipt of shares of TSYS common stock and any payment for fractional shares.

INFORMATION ABOUT TSYS

TSYS helps make it possible for millions of people to use paperless payments safely and securely. Recognized as a market leader, TSYS provides electronic payment services to financial institutions and companies around the globe. TSYS works behind the scenes to offer flexibility, control and service quality to its customers through a broad range of innovative issuing and acquiring payment technologies, including consumer-finance, credit, debit, healthcare, loyalty, prepaid, chip and mobile payments.

TSYS serves more than 300 clients in 75 countries, including relationships with nine of the top 10 leading global banks. TSYS has offices in 16 countries including the United States, Canada, Mexico, the United Kingdom, India, China and Japan. TSYS touches nearly 1 out of 2 credit card transactions in the U.S. today and processes more than 13 billion transactions worldwide every year.

The services TSYS provides are divided into 3 categories: electronic payment processing services, merchant acquiring services and other services.

Electronic payment processing services

TSYS’ core processing services generate revenue primarily from charges based on the number of accounts on file, transactions and authorizations processed, statements mailed, cards embossed and mailed, and other processing services for cardholder accounts on file including the following account types:

•	Consumer: Visa and MasterCard credit cards; American Express cards

•	Retail: Private label

•	Commercial: Purchasing cards, corporate travel and entertainment cards and fleet cards

•	Government services: Processing student loan accounts and U.S. Government General Services Agency banks

•	Stored value: Prepaid cards, including loyalty incentive cards, health care cards, flexible spending cards and gift cards

•	Debit cards: On-line (PIN-based), off-line (signature-based) and de-coupled debit accounts

Electronic payment processing services revenue accounted for approximately 55.3% of TSYS’ $1.787 billion of total revenues for the fiscal year ended December 31, 2006 and approximately 53.1% of TSYS’ $1.347 billion of total revenues for the nine months ended September 30, 2007.

Merchant acquiring services

TSYS provides acquiring solutions, related systems and integrated support services to financial institutions and other merchant acquirers. Revenues from merchant acquiring services include processing all payment forms including credit, debit, prepaid, electronic benefit transfer and electronic check for merchants of all sizes across a wide array of retail market segments. Merchant acquiring services include authorization and capture of transactions; clearing and settlement of transactions; information reporting services related to transactions; merchant billing services; and point-of-sale equipment sales and service. Merchant acquiring services accounted for approximately 14.6% of TSYS’ total revenues for 2006 and approximately 14.1% of TSYS’ total revenues for the first nine months of 2007.

Other services

TSYS also offers business process management services, including mail and correspondence processing services, teleservicing, documentation capabilities, offset printing, client service, collections and account solicitation services to support its core processing services. Through its wholly owned subsidiary Columbus Productions, Inc., TSYS provides full-service commercial printing services to TSYS clients and others. TSYS Debt Management, Inc. provides recovery collections work, bankruptcy process management, legal account management and skip tracing. TSYS Loyalty, Inc. provides targeted loyalty consulting, as well as travel, gift card and merchandise reward programs to more than 40 national and regional financial institutions in the United States. TSYS Managed Services EMEA, Ltd. provides specialized customer-servicing operations, including back-office, cross-selling and up-selling activities for financial institutions engaged in electronic payment processing and merchant acquiring activities. This group of other services accounted for approximately 10.4% of TSYS’ total revenues for 2006 and approximately 12.0% of TSYS’ total revenues for the first nine months of 2007.

Reimbursable Items

In accordance with generally-accepted accounting principles and related Financial Accounting Standards Board guidance, TSYS includes reimbursements received for out-of-pocket expenses as revenues and expenses on its consolidated statement of income. The largest reimbursement expense for which TSYS is reimbursed by clients is postage. Reimbursable items accounted for approximately 19.7% of TSYS’ total revenues for 2006 and approximately 20.8% of TSYS’ total revenues for the first nine months of 2007.

BACKGROUND OF THE SEPARATION OF TSYS FROM SYNOVUS

Synovus management has historically reviewed, from time to time, the optimal ownership strategy with respect to our interest in TSYS. In the fourth quarter of 2006, our management engaged in a more in-depth review of the potential for distributing our ownership interest in TSYS to Synovus shareholders. This review was undertaken in connection with changing business conditions and market developments in each company’s industry, and the review included a detailed analysis of the processes and steps that would be required to separate the two companies. As part of this review, Synovus management evaluated the impact of a potential distribution on the regulatory capital requirements applicable to CB&T and to us.

Our management continued its review of a potential distribution during the first and second quarters of 2007 and consulted with senior executives of TSYS to discuss their perspectives on the implications of a potential distribution. In February 2007, Synovus management presented preliminary information regarding a possible distribution to the Synovus Board of Directors, including the need for a pre-spin special cash dividend to be made by TSYS to its shareholders (including CB&T) to alleviate the impact of the distribution on the regulatory capital requirements applicable to CB&T and to us.

In July 2007, a similar presentation was made to the TSYS Board of Directors and, at this meeting, Synovus management emphasized the importance of the pre-spin special cash dividend as a component of any distribution. Further, in July 2007, the boards of directors of Synovus, CB&T and TSYS formed independent committees to review and consider the potential distribution, and if a distribution was determined to be advisable, to negotiate the terms and conditions of any distribution.

Following their formation, each of the independent committees engaged financial advisors and legal counsel to assist them with reviewing and considering the potential distribution, and if a distribution was determined to be advisable, to negotiate the terms and conditions of any distribution. From early August 2007 through October 2007, the respective independent committees reviewed and considered the advantages and disadvantages of a potential distribution and negotiated the terms and conditions of the distribution, including the related transaction documents and the amount of the pre-spin special cash dividend.

Following its respective review, each independent committee determined that the separation of the companies through the distribution by us to our shareholders of our TSYS shares (and the related pre-spin special cash dividend to be made by TSYS on a pro rata basis to all of its shareholders, including CB&T) was in the best interests of their respective shareholders. These determinations were communicated to the respective full boards of directors in October 2007 and, following review of the potential distribution and its terms and conditions and taking into account the recommendations of the respective independent committees, each board approved the entry into the Agreement and Plan of Distribution relating to the spin-off and the related transaction documents.

On November 30, 2007, the TSYS Board of Directors met again to formally declare the pre-spin special cash dividend, and the Synovus and CB&T Boards of Directors met to formally declare the distribution.

INFORMATION ABOUT TSYS COMMON STOCK

TSYS Common Stock

Under TSYS’ Amended and Restated Articles of Incorporation, which will become effective upon the completion of the spin-off and filing of the Amended and Restated Articles of Incorporation with the Secretary of State of Georgia, the authorized capital stock of the company will be 600,000,000 shares of common stock, $.10 par value, and 100,000,000 shares of undesignated preferred stock, $.10 par value. As of December 17, 2007, there were 197,958,174 shares of TSYS common stock outstanding and no shares of TSYS preferred stock outstanding.

Market for TSYS Common Stock

TSYS common stock trades on the New York Stock Exchange under the symbol “TSS.”

The following table sets forth, for the periods indicated, the high and low sale prices of TSYS common stock as reported on the New York Stock Exchange. We urge you to obtain current quotations for TSYS common stock.

2007	High	Low

First Quarter (January 1 to March 31)	$33.09	$25.48
Second Quarter (April 1 to June 30)	$35.05	$29.00
Third Quarter (July 1 to September 30)	$30.31	$26.68
Fourth Quarter (October 1 to December 31) (through December 14)	$30.99	$26.51

TSYS’ Transfer Agent

The transfer agent for TSYS common stock is BNY Mellon Shareowner Services. Shareholders may contact the transfer agent by calling its toll free number 1-800-503-8903. All U.S. mail correspondence should be sent to the following address:

TSYS Shareholder Services
c/o BNY Mellon Shareowner Services
P.O. Box 3315
South Hackensack, NJ 07606-1915

All registered mail or overnight deliveries should be sent to the following address:

TSYS Shareholder Services
c/o BNY Mellon Shareowner Services
480 Washington Blvd.
Jersey City, NJ 07310

AVAILABLE INFORMATION

TSYS and Synovus are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. TSYS has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about TSYS, we urge you to read TSYS’ reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of TSYS’ and Synovus’ reports at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may also obtain these reports at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect these reports at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

TSYS and Synovus each maintain a website that offers additional information about each company.

•	Visit TSYS’ website at http://www.tsys.com

•	Visit Synovus’ website at http://www.synovus.com

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement.